Exhibit 10.1

Advanced Micro Devices, Inc.
2017 Employee Stock Purchase Plan

(Amended and Restated on August 23, 2018)

1.	Purposes of the Plan

The purposes of this Advanced Micro Devices, Inc. 2017 Employee Stock Purchase Plan (as it may be amended or restated from time to time, the “Plan”) are to assist Eligible Employees of Advanced Micro Devices, Inc., a Delaware corporation (the “Company”), and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan that is intended, for Eligible Employees subject to U.S. federal income tax, to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, and to help Eligible Employees provide for their future security and to encourage them to remain in the employment of the Company and its Designated Subsidiaries.

The Plan is comprised of two components: (a) the “423 Component,” pursuant to which rights to purchase Common Stock that satisfy the requirements for an “employee stock purchase plan” within the meaning of Section 423(b) of the Code (a “Qualified ESPP”) may be granted to Eligible Employees, and (b) the “Non-423 Component,” pursuant to which rights to purchase Common Stock under the Plan that are not intended to satisfy such requirements may be granted to Eligible Employees. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as a Qualified ESPP. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code. Except as otherwise provided in the Plan or determined by the Administrator, the Non-423 Component will operate and be administered in the same manner as the 423 Component. In addition, the Company may make separate Offerings under the 423 Component which vary in terms (provided that such terms are not inconsistent with the provisions of the Plan, the Offering Document or the requirements of a Qualified ESPP), and the Company will designate which Designated Subsidiary is participating in each separate Offering.

2.	Definitions and Construction

Wherever the following terms are used in the Plan they will have the meanings specified below, unless the context clearly indicates otherwise.

(a)    “Administrator” means the Compensation and Leadership Resources Committee of the Board or any of its delegates, including committees, administering the Plan, in accordance with Section 11 of the Plan.

(b)    “Affiliate” means any corporation, partnership, joint venture or other entity in which the Company holds an equity, profit or voting interest of more than fifty percent (50%).

(c)    “Applicable Law” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Change of Control” means any of the following events, as determined by the Administrator in its discretion:

(i)
Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including the securities beneficially owned by such

Exhibit 10.1

person any securities acquired directly from the Company or any of its Affiliates) representing more than twenty percent (20%) of either the then outstanding shares of the Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities;

(ii)
During any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new director (other than a director designated by a person who has entered into an agreement or arrangement with the Company to effect a transaction described in clause (i) or (ii) of this sentence) whose appointment, election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

(iii)
There is consummated a merger or consolidation of the Company or Subsidiary with or into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation more than 50% of the combined voting power of the voting securities of either the Company or the other entity which survives such merger or consolidation or the parent of the entity which survives such merger or consolidation; or

(iv)
The stockholders of the Company approve a plan of complete liquidation of the Company and such plan of complete liquidation of the Company is consummated or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing: (y) no “Change of Control” will be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (z) “Change of Control” excludes the acquisition of securities representing more than twenty percent (20%) of either the then outstanding shares of the Common Stock or the combined voting power of the Company’s then outstanding voting securities by the Company or any of its wholly owned Subsidiaries, or any trustee or other fiduciary holding securities of the Company under an employee benefit plan now or hereafter established by the Company.

(f)    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

(g)    “Common Stock” means the common stock of the Company and such other securities of the Company that may be substituted therefor pursuant to Section 8.

(h)    “Company” means Advanced Micro Devices, Inc., a Delaware corporation, or any successor.

(i)    “Compensation” of an Eligible Employee means the gross base compensation received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, but excluding overtime payments, sales commissions, incentive compensation, bonuses, expense reimbursements, fringe benefits and other special payments. The Administrator, in its sole discretion, may, on a uniform and nondiscriminatory basis for each Offering, establish a different definition of Compensation. Further, the Administrator shall have the discretion to determine the application of this definition to Participants on payrolls outside of the United States.

Exhibit 10.1

(j)    “Designated Subsidiary” means any Subsidiary designated by the Administrator as participating in either the 423 Component or the Non-423 Component in accordance with Section 11(c)(ii).

(k)    “Effective Date” means the date the Plan is adopted by the Board; provided, however, that no Employee will have any rights under the Plan before the first Offering Period, which will be determined by the Administrator in its sole discretion.

(l)    “Eligible Employee” means an Employee (i) who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Common Stock and other stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code) and (ii) whose customary employment is for five months or more in any calendar year. For purposes of the foregoing sentence, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership will apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options will be treated as stock owned by the Employee; provided, however, that the Administrator may determine in its discretion that an Employee will not be eligible to participate in an Offering if: (x) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code; and/or (y) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years); and/or (z) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Common Stock under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Common Stock under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, further, that any exclusion in clauses (x), (y) or (z) will be applied in an identical manner to all Participants of each Offering under the 423 Component, in accordance with Treasury Regulation Section 1.423-2(e). In the case of individuals who perform services for the Company or a Designated Subsidiary in jurisdictions in which local law prohibits the Company from discriminating in its granting of benefits on the basis of number of hours worked, the determination of who is an Eligible Employee will be made without regard to the number of hours worked. Furthermore, in the case of the Non-423 Component, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in an Offering if the Administrator has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practicable for any reason.

(m)    “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Designated Subsidiary. “Employee” does not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary as an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the first day immediately following such three (3)-month period, unless provided otherwise under Applicable Law. For purposes of clarity, the term “Employee” will not include the following, regardless of any subsequent reclassification as an employee by the Company or a Designated Subsidiary, any governmental agency, or any court: (i) any independent contractor; (ii) any consultant; (iii) any individual performing services for the Company or a Designated Subsidiary under a purchase order, a supplier agreement or any other agreement that the Company or a Designated Subsidiary enters into for services; (iv) any individual classified by the Company or a Designated Subsidiary as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service; and (vi) any leased employee. The Administrator will have exclusive discretion to determine whether an individual is an Employee for purposes of the Plan.

(n)    “Enrollment Date” means the first Trading Day of each Offering Period.

(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(p)    “Fair Market Value” means the value of a Share on a particular date determined by such methods or procedures as may be established by the Administrator. Unless otherwise determined by the Administrator, the Fair Market Value of Common Stock as of any date is the closing price for the Common Stock as reported on the

Exhibit 10.1

Nasdaq Stock Market (or on any other national securities exchange on which the Common Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date for which a closing price was reported.

(q)    “Offering” has the meaning given to such term in Section 4(a).

(r)    “Offering Document” has the meaning given to such term in Section 4(a).

(s)    “Offering Period” has the meaning given to such term in Section 4(a).

(t)    “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(u)    “Participant” means any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Common Stock pursuant to the Plan.

(v)    “Plan” means this Advanced Micro Devices, Inc. 2017 Employee Stock Purchase Plan, as it may be amended from time to time.

(w)    “Purchase Date” means the last Trading Day of each Offering Period.

(x)    “Purchase Price” means the purchase price designated by the Administrator in the applicable Offering Document (which purchase price will not be less than 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document will be 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Section 8(a) and will not be less than the par value of a Share.

(y)    “Qualified ESPP” has the meaning given to such term in Section 1.

(z)    “Securities Act” means the Securities Act of 1933, as amended.

(aa)    “Share” means a share of Common Stock.

(bb)    “Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (i) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (ii) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary.

(cc)    “Trading Day” means a day on which national stock exchanges in the United States are open for trading.

3.	Shares Subject to the Plan

(a)    Number of Shares. Subject to Section 8, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan is fifty million (50,000,000) Shares. If any right granted under the Plan terminates for any reason without having been exercised, the Common Stock not purchased under such right will again become available for issuance under the Plan.

Exhibit 10.1

(b)    Stock Distributed. Any Common Stock distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Common Stock, treasury stock or Common Stock purchased on the open market.

4.	Offering Periods; Offering Documents; Purchase Dates

(a)     Offering Periods. The Administrator may from time to time grant or provide for the grant of rights to purchase Common Stock under the Plan to Eligible Employees (an “Offering”) during one or more periods (each, an “Offering Period”) selected by the Administrator. The terms and conditions applicable to each Offering Period will be set forth in an “Offering Document” adopted by the Administrator, which Offering Document will be in such form and will contain such terms and conditions as the Administrator will deem appropriate and will be incorporated by reference into and made part of the Plan and will be attached hereto as part of the Plan. The provisions of separate Offering Periods under the Plan need not be identical.

(b)    Offering Documents. Each Offering Document with respect to an Offering Period will specify (through incorporation of the provisions of this Plan by reference or otherwise):

(i)	the length of the Offering Period, which period will not exceed twenty-seven (27) months;

(ii)	the maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period, to be determined by the Administrator as set forth in Section 5(e); and

(iii)	such other provisions as the Administrator determines are appropriate, subject to the Plan.

5.	Eligibility and Participation

(a)    Eligibility. Any Eligible Employee who is employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period is eligible to participate in the Plan during such Offering Period, subject to the requirements of this Section 5 and the limitations imposed by Section 423(b) of the Code.

(b)    Enrollment in Plan.

(i)
Except as otherwise set forth in an Offering Document or determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides.

(ii)
Each subscription agreement will designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan. The percentage of Compensation designated by an Eligible Employee as payroll deductions may not be less than one percent (1%) and may not be more than twenty five percent (25%), or such lower limit as may be set by the Administrator for the Offering Period. The payroll deductions made for each Participant will be credited to an account for such Participant under the Plan and will be deposited with the general funds of the Company, unless required otherwise under Applicable Law.

(iii)
A Participant may decrease (but not increase) the percentage of Compensation designated in his or her subscription agreement, subject to the limits of this Section 5(b), or may suspend his or her payroll deductions, at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant will be allowed one (1) decrease to or suspension of his or her payroll deduction elections during each Offering Period).

Exhibit 10.1

Any such decrease or suspension of payroll deductions will become effective as soon as reasonably practicable after the Company’s receipt of the Participant’s new subscription agreement and, to the extent possible, within the Offering Period in which it is requested by the Participant. In the event a Participant suspends his or her payroll deductions, such Participant’s cumulative payroll deductions prior to the suspension will remain in his or her account and will be applied to the purchase of Shares on the next occurring Purchase Date and will not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Section 7.

(i)Except as otherwise set forth in an Offering Document or determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period, unless required otherwise under Applicable Law.

(c)    Payroll Deductions. Except as otherwise provided in the applicable Offering Document, payroll deductions for a Participant will commence on the first payroll following the Enrollment Date and will end on the last payroll in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Section 7 or suspended by the Participant or the Administrator as provided in Section 5(b) and Section 5(e), respectively.

(d)    Effect of Enrollment. A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Section 7 or otherwise becomes ineligible to participate in the Plan.

(e)    Limitation on Purchase of Common Stock. In connection with each Offering Period, the Administrator, in its sole discretion, may, on a uniform and nondiscriminatory basis, specify:

(i)
A maximum number of Shares that may be purchased by any Participant on any Purchase Date during such Offering Period, which, in the absence of a lower specification by the Administrator, will be fifteen thousand (15,000) Shares; and

(ii)
A maximum aggregate number of Shares that may be purchased by all Participants on any Purchase Date during an Offering Period, which, in the absence of a lower specification by the Administrator, will be ten million (10,000,000) Shares.

If the aggregate number of Shares issuable upon exercise of purchase rights during the Offering Period would exceed any such maximum aggregate number, then, in the absence of any Administrator action otherwise, the maximum aggregate number of Shares will be allocated on a pro rata basis according to each Participant’s accumulated payroll deduction (rounded down to the nearest whole Share). An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds twenty five thousand dollars (US$25,000) of the Fair Market Value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation will be applied in accordance with Section 423(b)(8) of the Code.

(f)    Decrease or Suspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5(e) or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5(e) or the other limitations set forth in this Plan will be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

Exhibit 10.1

(g)    Foreign Employees. In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. For an Offering under the 423 Component, such special terms may not be more favorable than the terms of rights granted under the Plan to Eligible Employees who are residents of the United States. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

(h)    Leave of Absence. If a Participant ceases active service by reason of a leave of absence, then the Participant shall have the election, exercisable up until no later than thirty (30) calendar days prior to the end of the Offering Period (or by such later date prior to the end of the Offering Period as the Administrator determines in its sole discretion) in which such leave of absence commences (or, if earlier, the date immediately preceding the date on which the Participant ceases to be an Eligible Employee), to (i) withdraw all the funds in the Participant’s account at the commencement of such leave or (ii) have such funds held for the purchase of Shares at the end of such Offering Period. If no such election is made, then such funds shall automatically be held for the purchase of Shares at the end of such Offering Period. In no event, however, shall any further payroll deductions be added to the Participant’s account following the commencement of such leave of absence, unless otherwise required by Applicable Law. Should the Participant return to active service (x) within 3 months following the commencement of his or her leave of absence or (y) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Company is guaranteed by statute or contract, then his or her payroll deductions under the Plan shall automatically resume upon his or her return at the rate in effect at the time the leave began, and if a new Offering Period begins during the period of the leave, then the Participant will automatically be enrolled in that purchase period at the rate of payroll deduction in effect for him or her at the time the leave commenced, but payroll deductions for that Offering Period shall not actually begin until the Participant returns to active service, unless otherwise required by Applicable Law. However, an individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of any subsequent Offering Period in which he or she wishes to participate.

6.	Grant and Exercise of Rights

(a)    Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted a right to purchase the maximum number of Shares specified under Section 4(b), subject to the limits in Section 5(e), and will have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of whole Shares as is determined by dividing (A) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (B) the applicable Purchase Price (rounded down to the nearest Share). The right will expire on the earlier of: (x) the last Purchase Date of the Offering Period, (y) the last day of the Offering Period and (z) the date on which the Participant withdraws in accordance with Section 7(a) or Section 7(c).

(b)    On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole Shares, up to the maximum number of Shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. Unless the Offering Document specifically provides otherwise, no fractional Shares will be issued upon the exercise of rights granted under the Plan and any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.

(c)    Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (i) the number of Shares that were

Exhibit 10.1

available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company will make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as will be practicable and as it determines in its sole discretion to be equitable among all Participants for whom rights to purchase Common Stock are to be exercised pursuant to this Section 6 on such Purchase Date, and will either (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Section 9. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares will be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

(d)    Withholding. The Participant must make adequate provision for any federal, state, or other tax withholding obligations that arise in connection with the Participant's participation in the Plan. The Company and the Designated Subsidiaries are authorized to withhold any applicable taxes from the Participant’s compensation, from the Shares purchased under the Plan, from the proceeds of the sale of Shares purchased under the Plan or by such other means as permissible under Applicable Law.

(e)    Conditions to Issuance of Common Stock. The Company is not required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

(i)	The admission of such Shares to listing on all stock exchanges, if any, on which the Common Stock is then listed;

(ii)
The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator will, in its absolute discretion, deem necessary or advisable;

(iii)	The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator will, in its absolute discretion, determine to be necessary or advisable;

(iv)
The payment to the Company or a Designated Subsidiary of all amounts that the Company or the Designated Subsidiary is required to withhold under federal, state or local law as a result of the Participant's participation in the Plan; and

(v)	The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

(f)    ESPP Broker. If the Administrator designates or approves a stock brokerage or other financial services firm (the “ESPP Broker”) to hold shares purchased under the Plan for the accounts of Participants, the following procedures will apply. Promptly following each Purchase Date, the number of shares of Common Stock purchased by each Participant will be deposited into an account established in the Participant’s name with the ESPP Broker. Each Participant will be the beneficial owner of the Common Stock purchased under the Plan and will have all rights of beneficial ownership in such Common Stock. A Participant will be free to undertake a disposition of the shares of Common Stock in his or her account at any time, but, in the absence of such a disposition, the shares of Common Stock purchased under the Plan must remain in the Participant’s account at the ESPP Broker until the holding period set forth in Section 423 of the Code has been satisfied, unless required otherwise by Applicable Law or by determination of the Administrator. With respect to shares of Common Stock purchased under the Plan for which the holding period set forth above has been satisfied, or otherwise permitted by Applicable Law or the Administrator, the Participant may move those shares of Common Stock to another brokerage account of the Participant’s choosing or request that a stock certificate be issued and delivered to him or her. Dividends paid in the form of shares of Common Stock with respect to Common Stock in a Participant’s account shall be credited to such account.

Exhibit 10.1

7.	Withdrawal; Cessation of Eligibility

(a)    Withdrawal. A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Company no later than thirty (30) calendar days prior to the end of the Offering Period, or by such later date prior to the end of the Offering Period as the Administrator determines in its sole discretion. All of the Participant’s payroll deductions credited to his or her account during an Offering Period will be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of Shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the next Offering Period unless the Participant timely delivers to the Company a new subscription agreement.

(b)    Future Participation. A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

(c)    Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she will be deemed to have elected to withdraw from the Plan pursuant to this Section 7 and the payroll deductions credited to such Participant’s account during the Offering Period will be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12(d), as soon as reasonably practicable, and such Participant’s rights for the Offering Period will automatically terminate.

8.	Adjustments Upon Changes in Stock

(a)    Changes in Capitalization. Subject to Section 8(c), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), Change of Control, reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator will make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3(a) and the limitations established in each Offering Document pursuant to Section 4(b) on the maximum number of Shares that may be purchased); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.

(b)    Subject to Section 8(c), in the event of any transaction or event described in Section 8(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate (including without limitation any Change of Control), or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

    (i)    To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

Exhibit 10.1

    (ii)    To provide that the outstanding rights under the Plan will be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or will be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

    (iii)    To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

    (iv)    To provide that Participants’ accumulated payroll deductions may be used to purchase Common Stock prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) will be terminated; and

    (v)    To provide that all outstanding rights will terminate without being exercised.

(c)    No Adjustment Under Certain Circumstances. No adjustment or action described in this Section 8 or in any other provision of the Plan is authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code with respect to any offerings under the 423 Component.

(d)    No Other Rights. Except as expressly provided in the Plan, no Participant will have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.

9.	Amendment, Modification and Termination

(a)    Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders will be required to amend the Plan to: (i) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3(a) (other than an adjustment as provided by Section 8); (ii) change the corporations or classes of corporations whose employees may be granted rights under the Plan; or (iii) change the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code for purposes of its 423 Component.

(b)    Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code for purposes of the 423 Component, the Administrator is entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.

(c)    Actions In the Event of Unfavorable Financial Accounting Consequences. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable and permitted

Exhibit 10.1

under Applicable Law, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

    (i)    altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

    (ii)    shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and

    (iii)    allocating Shares.

Such modifications or amendments will not require stockholder approval or the consent of any Participant.

(d)    Payments Upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s Plan account will be refunded as soon as practicable after such termination, without any interest thereon, unless required otherwise by Applicable Law.

10.	Term of Plan

The Plan is effective as of the Effective Date. The effectiveness of the Plan is subject to approval of the Plan by the stockholders of the Company within twelve months following the date the Plan is first approved by the Board. No right may be granted under the Plan prior to such stockholder approval. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

11.	Administration

    (a)    Administrator. Unless otherwise determined by the Board, the Administrator of the Plan will be the Compensation and Leadership Resources Committee of the Board (or another committee or subcommittee of the Board to which the Compensation and Leadership Resources Committee of the Board delegates administration of the Plan) (such committee, the “Committee“). Notwithstanding the immediately preceding sentence, the Board may at any time vest in the Board any authority or duties for administration of the Plan.

    (b)    Action by the Administrator. Unless otherwise established by the Board or in any charter of the Administrator, a majority of the members comprising the Administrator will constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and, subject to Applicable Law and the Bylaws of the Company, acts approved in writing by a majority of the Administrator in lieu of a meeting, will be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other Employee, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

    (c)    Authority of Administrator. The Administrator will have the power, subject to, and within the limitations of, the express provisions of the Plan:

    (i)    To determine when and how rights to purchase Common Stock will be granted and the provisions of each offering of such rights (which need not be identical).

    (ii)    To designate, from time to time (A) which Subsidiaries will be Designated Subsidiaries participating in the 423 Component, (B) which Subsidiaries will be Designated Subsidiaries participating in the Non-423 Component, (C) which branches, representative offices or other disregarded entities of the Company or

Exhibit 10.1

of any Designated Subsidiary may be excluded from participation in the Plan, in each case to the extent consistent with Section 423 of the Code or as implemented under the Non-423 Component, and (D) which Designated Subsidiaries will participate in each separate Offering (to the extent that the Company makes separate Offerings). Such designation may be made without the approval of the stockholders of the Company.

    (iii)    To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it will deem necessary or expedient to make the Plan fully effective.

    (iv)    To amend, suspend or terminate the Plan as provided in Section 9.

    (v)    Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as a Qualified ESPP with respect to the 423 Component.

    (d)    Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

12.	Miscellaneous

    (a)    Restriction upon Assignment. A right granted under the Plan will not be transferable other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12(d) hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company will not recognize and will be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

    (b)    Rights as a Stockholder. With respect to Shares subject to a right granted under the Plan, a Participant will not be deemed to be a stockholder of the Company, and the Participant will not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or his or her nominee following exercise of the Participant’s rights under the Plan. No adjustments will be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.

    (c)    Interest. No interest will accrue on the payroll deductions or contributions of a Participant under the Plan, unless otherwise required by Applicable Law.

    (d)    Designation of Beneficiary.

(i)
A Participant may, if permitted by the Administrator, file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such Shares and cash. In addition, if permitted by the Administrator, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the

Exhibit 10.1

Participant’s spouse as his or her beneficiary will not be effective without the prior written consent of the Participant’s spouse.

(ii)
Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator is appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(e)    Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

    (f)    Equal Rights and Privileges. Subject to Section 5(g), all Eligible Employees in each Offering under the 423 Component will have equal rights and privileges under this Plan so that the Offering qualifies as an offering under a Qualified ESPP. Subject to Section 5(g), any provision of this Plan in connection with the 423 Component that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.

    (g)    Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions, unless required otherwise by Applicable Law.

    (h)    Reports. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

    (i)    No Employment Rights. Nothing in the Plan will be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or any Parent or Subsidiary or affect the right of the Company or any Parent or Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

    (j)    Notice of Disposition of Shares. Each Participant participating in the 423 Component will give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice will specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

    (k)    Governing Law. The Plan and any agreements hereunder will be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction

    (l)    Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic

Exhibit 10.1

form approved by the Administrator. Before the commencement of an Offering Period, the Administrator will prescribe the time limits within which any such electronic form will be submitted to the Administrator with respect to such Offering Period in order to be a valid election.